Exhibit 99.1

FOR IMMEDIATE RELEASE

For Flotek Industries, Inc.	For Solazyme, Inc.

Investor Relations	Genet Garamendi
(713) 849-9911	VP Communications
IR@flotekind.com	Press@solazyme.com

Flotek Industries and Solazyme Announce Strategic Agreements to Develop and Market Advanced Drilling Fluid Technologies and Expand Marketing of Encapso™ in the Middle East

HOUSTON and SOUTH SAN FRANCISCO – April 14, 2015 /PRNewswire/ — Flotek Industries, Inc. (NYSE:FTK) (“Flotek”) and Solazyme, Inc. (NASDAQ: SZYM) (“Solazyme”) today announced the companies and certain subsidiaries have entered into agreements to globally commercialize Flocapso™, an innovative, advanced drilling fluid additive. In addition, Flotek will market Solazyme’s Encapso™ lubricant - the first commercially available, biodegradable encapsulated lubricant for drilling fluids – in certain Middle Eastern markets.

Under the Joint Product Development and Marketing Agreement (the “Joint Agreement”), Flotek and Solazyme will commercialize and market Flocapso, a proprietary formulation combining Flotek’s patented Complex nano-Fluid® chemistries with Solazyme’s proprietary Encapso technology to create an environmentally-conscious, highly effective drilling fluid additive focused on better lubricity and greater stabilization for drilling programs worldwide. Laboratory and commercial testing indicate that the Flocapso additive will allow the use of water-based fluids in wells that previously required more expensive and invasive oil-based products, providing an environmentally superior, more efficient solution to drilling challenges around the globe.

“Our partnership with Solazyme is another important step in Flotek’s quest to identify and partner with innovative and efficacious technologies that advance oilfield chemistry for the benefit of our clients,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “Solazyme’s development of Encapso and its rapid recognition as a break-through lubricant in drilling applications is testament to Solazyme’s world-class research team. We are delighted to have an opportunity to work with the Solazyme team as we continue our focus on developing the best chemistry solutions for the oilfield.”

“We are excited to add Flotek as a strategic partner as we continue to focus on broadening the market and customer base for Encapso,” said Solazyme Chief Executive Officer Jonathan Wolfson. “As a leading, global technology company with a focus on oilfield chemistry, Flotek brings new opportunities to expand sales of Encapso in the Middle East, as well as to commercialize and jointly market Flocapso, a unique and high performance product that provides a large global sales opportunity to satisfy an unmet need through the combination of superior technologies. The new Flocapso drilling solution is designed to provide significant advantages in lubricity and stabilization and a much cleaner environmental footprint.”

Under the Joint Agreement, Flotek and Solazyme will continue the development of the Flocapso chemistries and work cooperatively to market Flocapso worldwide. The companies are currently in an active validation project with a large national oil company in the Middle East and are pursuing commercial applications in both domestic and international markets.

Winner of the Presidential Green Chemistry Challenge Award, Solazyme launched Encapso in early 2014. With its unique, targeted lubricant delivery system, Encapso has shown to increase the rate of penetration, decrease drag and reduce both rotational torque and friction in a variety of vertical and horizontal drilling applications. This can lead to lower drilling costs, reduced non-productive time, and accelerated operations. Developed from Solazyme’s proprietary technology platform, Encapso is non-toxic and biodegradable.

Flotek’s Complex nano-Fluid, or CnF®, chemistries are a series of proprietary, patented chemistries designed to enhance performance in oil and natural gas wells, including increased productivity through improved production rates and higher ultimate recoverability. The proprietary combination of citrus-based solvents and surfactants which are combined to create a nano-molecular chemistry provide unique benefits in the drilling process.

“Last year we acquired certain intellectual property related to the use of CnF in drilling fluid applications from Tony Rea, a drilling fluid technology pioneer, which led to discussions and chemical trials with Solazyme,” said Chisholm. “As a result of Tony’s work showing the efficacy of using CnF to improve drilling results and the combination of Solazyme’s Encapso, we developed Flocapso, a drilling fluid additive that we believe will provide significant improvements to drilling efficiency and effectiveness around the globe.”

In addition, the companies have entered into a Strategic Alliance Agreement (the “Agreement”) whereby Solazyme has granted Flotek exclusive distribution rights to sell and market Encapso as a drilling fluid lubricant in certain territories in the Middle East. In exchange, Flotek has agreed to certain minimum purchases of Encapso from Solazyme in the initial year of the Agreement.

“We are excited about the opportunity to work closely with Solazyme to promote the use of the Encapso lubricant in the Middle East and beyond,” added Chisholm. “Our work with the Solazyme team and Encapso gives us great confidence that this game-changing technology has broad applications in many markets, especially those in which we have established relationships. Combined with our jointly developed Flocapso product, we believe this Agreement creates a meaningful advantage for Flotek as we continue to develop Middle Eastern markets.”

“Flotek’s expertise, infrastructure and established and emerging relationships in the Middle East make them an outstanding partner for Solazyme and Encapso,” added Wolfson. “Combined with our relationships and product support team, we believe the Flotek partnership provides an excellent opportunity to accelerate market adoption of Encapso, both through certain of Flotek’s distribution and sales channels in the Middle East, and through sales of the combined Flocapso drilling fluid additive worldwide.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s website at www.flotekind.com.

About Solazyme, Inc.

Solazyme, Inc. develops and sells high-performance oils and ingredients that are better for people and better for the planet. Starting with microalgae, the world’s original oil producer, Solazyme creates innovative, sustainable, high-performance products. These include renewable oils and ingredients that serve as the foundation for healthier foods; high-performance industrial products; unique home and personal care solutions; and more sustainable fuels. Headquartered in South San Francisco, Solazyme’s mission is to solve some of the world’s biggest problems with one of the world’s smallest and earliest life forms: microalgae.

For additional information, please visit Solazyme’s website at www.solazyme.com.

Forward-Looking Statements – Flotek Industries, Inc.

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Forward-Looking Statements – Solazyme, Inc.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: its commercialization plans; meeting commercialization and technology targets; successful product trials and market acceptance of its products; and Solazyme’s ability to maintain its relationships with its partners. When used in this press release, the words “will”, “can”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing, ramping up, optimizing and operating commercial manufacturing facilities; its ability to sell its products at a profit; delays related to construction, start-up, ramp-up and optimization of production facilities; its ability to manage costs, including operational costs at production facilities; its ability to enter into and maintain strategic collaborations; successful product trials by its customers and market acceptance of its products by end-users;

its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Annual Report on Form 10-K and it’s Quarterly Reports on Form 10-Q, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.